SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2011
Blonder Tongue Laboratories, Inc. (Exact Name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-14120 (Commission File Number)	52-1611421 (I.R.S. Employer Identification No.)
One Jake Brown Road, Old Bridge, New Jersey 08857 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (732) 679-4000
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                          Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Stockholders (“2011 Annual Meeting”) of Blonder Tongue Laboratories, Inc. (the “Company”) was held on May 18, 2011.  On March 31, 2011, the record date for the Annual Meeting, 6,208,889 shares of the Company’s common stock were outstanding and entitled to one vote per share upon all matters submitted at the 2011 Annual Meeting.  At the 2011 Annual Meeting, Anthony J. Bruno, Steven L. Shea and James A. Luksch were elected to serve as directors of the Company for three-year terms to expire at the 2014 annual meeting of shareholders. These directors were elected by the following votes:

DIRECTORS	FOR	WITHHELD	BROKER NON-VOTE
Anthony J. Bruno	4,195,137	194,714	1,109,136
Steven L. Shea	4,193,637	196,214	1,109,136
James A. Luksch	3,863,130	526,721	1,109,136

The following proposal was also approved at the annual meeting:

Proposal 2: The stockholders approved a proposal to ratify the appointment of Marcum LLP, certified public accountants, as the Company’s independent registered public accountants for the year ending December 31, 2011.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
5,474,914	6,501	2,742	14,830

Item 9.01.  Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	The following exhibits are filed herewith:

Exhibit 99.1                           Form of Option Agreement under the 2005 Employee Equity Incentive Plan, as amended, approved May 18, 2011.

Exhibit 99.2                           Form of Option Agreement under the 2005 Director Equity Incentive Plan, as amended, approved May 18, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLONDER TONGUE LABORATORIES, INC.

By:        /s/ Eric Skolnik
     Eric Skolnik
     Senior Vice President and Chief Financial Officer

Date: May 20, 2011

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